                            JANUS ETHICS RULES


      "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR CONFIDENCE
                             WITH EVERY ACTION"


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                              CODE OF ETHICS
                          INSIDER TRADING POLICY
                                GIFT POLICY
                         OUTSIDE EMPLOYMENT POLICY


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                         LAST REVISED MARCH 3, 1999
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

DEFINITIONS................................................................. 4

INTRODUCTION................................................................ 6

   CAUTION REGARDING PERSONAL TRADING ACTIVITIES............................ 6

   COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS........................... 6

CODE OF ETHICS.............................................................. 7

   OVERVIEW................................................................. 7

   GENERAL PROHIBITIONS..................................................... 7

   TRADING RESTRICTIONS..................................................... 8
      Excluded Transactions..................................................9
      Preclearance...........................................................9
      Trading Ban on Portfolio Managers and Assistant Portfolio Managers....10
      60 Day Rule...........................................................10
      Blackout Period.......................................................10
      Fifteen Day Rule......................................................10
      Seven Day Rule........................................................10
      Short Sales...........................................................10
      Hedge Funds, Investment Clubs, and Other Investments..................11

   PRECLEARANCE PROCEDURES..................................................11
      General Preclearance..................................................11
      Preclearance Requirements For Investment Personnel....................11
      Preclearance of Company Stock.........................................12
      Preclearance of Tender Offers and Stock Purchase Plans................12
      Four Day Effective Period.............................................12

   REPORTING TRANSACTIONS AND ACCOUNTS......................................12
      Monthly Transaction Reports...........................................13
      Non-Influence and Non-Control Accounts................................14

   OTHER REQUIRED FORMS.....................................................14
      Acknowledgement Forms.................................................14
      Investment Personnel Representation Form..............................14
      Outside Director/Trustee Representation Form..........................14

INSIDER TRADING POLICY......................................................15

   BACKGROUND INFORMATION...................................................15
      Who is an Insider?....................................................15
      When is Information Nonpublic?........................................16
      What is Material Information?.........................................16
      When is Information Misappropriated?..................................16
      Penalties for Insider Trading.........................................16
      Who is a Controlling Person?..........................................17

   PROCEDURES TO IMPLEMENT POLICY...........................................17
      Identifying Material Inside Information...............................17
      Reporting Inside Information..........................................17
      Watch and Restricted Lists............................................18
      Protecting Information................................................18
      Responsibility to Monitor Transactions................................19
      Record Retention......................................................19
      Tender Offers.........................................................19

GIFT POLICY.................................................................20

   GIFT GIVING..............................................................20

   GIFT RECEIVING...........................................................20

   CUSTOMARY BUSINESS AMENITIES.............................................20

OUTSIDE EMPLOYMENT POLICY...................................................21

PENALTY GUIDELINES..........................................................22

   OVERVIEW.................................................................22

   PENALTY GUIDELINES.......................................................22

SUPERVISORY AND COMPLIANCE PROCEDURES.......................................23

   SUPERVISORY PROCEDURES...................................................23
      Prevention of Violations..............................................23
      Detection of Violations...............................................23

   COMPLIANCE PROCEDURES....................................................24
      Reports of Potential Deviations or Violations.........................24
      Annual Reports........................................................24
      Records...............................................................24
      Inspection............................................................24
      Confidentiality.......................................................24

   THE ETHICS COMMITTEE.....................................................25
      Membership of the Committee...........................................25
      Committee Meetings....................................................25
      Special Discretion....................................................25

   GENERAL INFORMATION ABOUT THE ETHICS RULES...............................26
      Designees.............................................................26
      Enforcement...........................................................26
      Internal Use..........................................................26

   FORMS....................................................................26

                                 JANUS ETHICS RULES


          "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR CONFIDENCE
                                 WITH EVERY ACTION"


-------------------------------------------------------------------------------
                                     DEFINITIONS
-------------------------------------------------------------------------------

   The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

   1) "Access Persons" are Investment Personnel, Directors, Trustees, and officers of JCC and other designated persons deemed by the Ethics Committee to have access to current trading information. Access Persons are subject to additional scrutiny and more restrictions because of their access or potential access to information about current portfolio holdings and transactions.

   2) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
      Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. For example, in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partnership, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

   3) "Company Stock" is any stock or option issued by Janus or Kansas City Southern Industries, Inc. ("KCSI").

   4) "Covered Securities" generally include all securities, whether publicly or privately traded (including securities issued by KCSI or JCC) and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (a "derivative"). The following investments are not Covered Securities:
         -  shares of open-end investment companies (e.g. mutual funds);
         - direct obligations of the U.S. government (e.g., Treasury securities), or any derivative thereof;
         - obligations of agencies and instrumentalities of the U.S. government with a remaining term to maturity of one year or less, or any derivative thereof;
         - securities representing a limited partnership interest in a real estate limited partnership;
         - money market instruments, such as certificates of deposit, bankers' acceptances, repurchase agreements, and commercial paper;
         -  insurance contracts, including life insurance or annuity contracts;
         - direct investments in real estate, business franchises or similar ventures; and
         - physical commodities (including foreign currencies), or any derivatives thereof.

   5) "Designated Compliance Representatives" are Ernie Overholt, Ted Dryden and/or his designee(s), and Stephen Stieneker and/or his designee(s).

   6) "Designated Legal Representatives" are Debby Bielicke-Eades, Stephen Stieneker, or their designee(s).

   7) "Designated Trading Operations Representatives" are Lesa Finney, John Porro, and Mark Farrell.

   8) "Directors" are directors of JCC.

   9) "Ethics Committee" is comprised of Ted Dryden, Thomas Early, Steve Goodbarn, and Stephen Stieneker.

   10)"Inside Trustees and Directors" are Trustees and Directors that are also employed by Janus.

   11)"Investment Personnel" are portfolio managers, assistant portfolio managers, research analysts, trading department personnel and any other employees deemed by the Compliance Department to be comparable.

   12)"Janus" is Janus Investment Fund, Janus Aspen Series, Janus Capital Corporation, Janus Service Corporation, Janus Distributors, Inc., Janus Capital International Ltd, and Janus International (UK) Ltd.

   13)"Janus Funds" are Janus Investment Fund and Janus Aspen Series.

   14)"JCC" is Janus Capital Corporation.

   15)"JDI" is Janus Distributors, Inc.

   16)"JDI's Operations Manager" is Dana Wagener and/or her designee(s).

   17)"NASD" is the National Association of Securities Dealers, Inc.

   18)"Non-Access Person" is any person that is not an Access Person.

   19)"Outside Directors" are Directors who are not employed by Janus.

   20)"Outside Trustees" are Trustees who are not identified as an "interested person" in the registration statement of the Janus Funds.

   21)"Registered Persons" are persons registered with the NASD by JDI.

   22)"SEC" is Securities and Exchange Commission.

   23)"Trustees" are trustees of Janus Investment Fund and Janus Aspen Series.

These definitions may be updated from time to time to reflect changes in personnel.

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                                    INTRODUCTION
-------------------------------------------------------------------------------

   These Ethics Rules ("Rules") apply to all Directors, Trustees, officers, and employees of Janus ("Covered Persons"). The Rules apply to transactions for your personal accounts and any other accounts you Beneficially Own. You may be deemed the beneficial owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partnership, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

   The Rules are intended to ensure that you (i) at all times place first the interests of Janus' mutual funds and other clients ("Clients"), (ii) conduct all personal trading consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility, and (iii) not use any material nonpublic information in securities trading. The Rules also establish policies regarding other matters, such as outside employment and the giving or receiving of gifts.

   You are required to read and retain these Rules and to sign and return the attached Acknowledgment Form to the Compliance Department ("Compliance") upon commencement of employment or other services, and on an annual basis thereafter. The Acknowledgment confirms that (i) you have received, read and asked any questions necessary to understand the Rules, (ii) you agree to conduct yourself in accordance with the Rules, and (iii) you have complied with the Rules during such time as you have been associated with Janus. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

   Unless otherwise defined, all capitalized terms shall have the same meaning as set forth in the Definitions section.


                CAUTION REGARDING PERSONAL TRADING ACTIVITIES

   Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may, for some Covered Persons, become prohibited while the position remains open. For example, closing out short sales and transactions in derivatives. Furthermore, if JCC becomes aware of material nonpublic information, or if a Client is active in a given security, some Covered Persons may find themselves "frozen" in a position. JCC will not bear any losses in personal accounts resulting from the application of these Rules.

                COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS

   As a regular business practice, JCC attempts to keep the Directors and Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, Janus personnel are encouraged to respond to inquiries from Directors and Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting Janus. However, it is JCC's policy not to communicate specific trading information and/or advice on specific issues to the Outside Directors and Outside Trustees (i.e., no information should be given on securities for which current activity is being considered for Clients). Any pattern of repeated requests by such Directors or Trustees should be reported to the Chief Compliance Officer or the Director of Compliance.

===============================================================================
                        CODE OF ETHICS
===============================================================================

                          OVERVIEW

    In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities which are held or are to be acquired by a registered investment company, if such personal transactions are made in contravention of rules which the SEC has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code of Ethics ("Code") and information reported hereunder will enable Janus to fulfill these requirements.

                          GENERAL PROHIBITIONS

    The following are prohibited for Covered Persons (remember, if you work at Janus or you're a Trustee or Director, you're a Covered Person). Persons who violate any prohibition shall disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee, and may be subject to sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

1. Purchasing, in an initial public offering, Covered Securities (see Definitions section) for which no public market in the same or similar securities of that issuer has previously existed. No securities may be purchased in an offering that constitutes a "hot issue" as defined in NASD rules. Such securities may be purchased, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the employee except in connection with a shareholder vote.*

2. Causing a Client to take action, or to fail to take action, for personal benefit, rather than to benefit such Client. For example, an employee would violate this Code by causing a Client to purchase a security owned by the employee for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

3. Using knowledge of portfolio transactions made or contemplated for Clients to profit, or cause others to profit, by the market effect of such transactions.

4. Disclosing current portfolio transactions made or contemplated for Clients as well as any other nonpublic information to anyone outside of Janus.

5. Engaging in fraudulent conduct in connection with the purchase or sale of a security held or to be acquired by a Client, including without limitation:

      a)     employing any device, scheme or artifice to defraud any Client;


=================================
*Item 1 is not applicable to Outside Directors and Outside Trustees.

      b) making to any Client any untrue statement of material fact or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      c) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

      d) engaging in any manipulative practice with respect to any Client; or

      e) investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities which the Code would prohibit if the positions were taken directly.

6. No Investment Personnel may serve on the board of directors of a publicly traded company without prior written authorization by the Ethics Committee. No such service shall be approved without a finding by the Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized by the Committee, the Investment Personnel serving as director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.**

7. If an Investment Person is planning to invest or make a recommendation to invest in a security for a Client, and such person has a material interest in the security, such person must first disclose such interest to their manager or the Chief Investment Officer and obtain their consent. The manager or Chief Investment Officer may only grant consent if they have no material interest in the security. A material interest is Beneficial Ownership of any securities (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or interests or relationships that are likely to affect such person's judgement.**

                          TRADING RESTRICTIONS

    The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, tender, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following Trading Restrictions are applicable to any transaction in a Covered Security Beneficially Owned by a Covered Person. Outside Directors and Outside Trustees are exempt from certain Trading Restrictions because of their limited access to current information regarding Client investments.

    Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization selected by the Ethics Committee, as outlined in the Penalty Guidelines. However, if disgorgement is required as a result of trades by a portfolio manager that conflicted with that manager's own Clients,


=============================
**Items 6 and 7 are applicable to Investment Personnel only.

disgorgement proceeds shall be paid directly to such Clients. If disgorgement is required under more than one provision, the Committee shall determine in its sole discretion the provision that shall control. (1)


EXCLUDED TRANSACTIONS

    Some or all of the Trading Restrictions listed below do not apply to the following transactions; however, these transactions must still be reported to Compliance (see Reporting Transactions and Accounts):

    - Tender offer transactions are exempt from all Trading Restrictions except Preclearance.

    - The acquisition of securities through stock purchase plans are exempt from all Trading Restrictions except Preclearance, the Trading Ban On Portfolio Managers and Assistant Portfolio Managers, and the Seven Day Rule (note, sales of such securities are subject to the Trading Restrictions of the Code).

    - The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all Trading Restrictions.

    - The acquisition of securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of securities, to the extent the rights were acquired in the issue are exempt from all Trading Restrictions.

    - Nondiscretionary transactions in Company Stock (e.g., the acquisition of securities through KCSI's Employee Stock Purchase Plan ("ESPP") or the receipt of options in Company Stock as part of a compensation or benefit plan) are exempt from all Trading
         Restrictions. Discretionary transactions in Company Stock issued by JCC are exempt from all Trading Restrictions. Discretionary transactions in Company Stock issued by KCSI (e.g., exercising options or selling ESPP Stock) are exempt from all Trading Restrictions except Preclearance (See procedures for Preclearance of Company Stock).

    - The acquisition of securities by gift or inheritance are exempt from all Trading Restrictions.


PRECLEARANCE

    Access Persons (except Outside Directors and Outside Trustees) must obtain preclearance prior to engaging in any personal transaction in applicable Covered Securities. Preclearance procedures, as well as special procedures for preclearing transactions in KCSI securities, tender offer transactions and stock purchase plans are set forth below.



===============================
(1) Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivative thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether a reimbursement is required when the applicable personal trade is in a derivative and the Client transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Client transaction, or
(b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Client for the underlying security. Neither preclearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

TRADING BAN ON PORTFOLIO MANAGERS AND ASSISTANT PORTFOLIO MANAGERS

   Portfolio managers and their assistants are prohibited from trading personally in Covered Securities. However, the following types of transactions are exempt from this policy, but are subject to all applicable provisions of the Rules, including preclearance:

   - Purchases or sales of securities issued by JCC or KSCI;

   - The sale of any security that is not held by any Client; and

   - The sale of any security in order to raise cash to meet personal financial needs (e.g., to purchase a home, automobile, etc.).


60 DAY RULE

   Access Persons (except Outside Directors and Outside Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 60 calendar days if a Client held or traded the security during the 60 day period.


BLACKOUT PERIOD

    No Access Person may engage in a transaction in a Covered Security when such person knows there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security. The existence of pending orders will be checked as part of the preclearance process referenced above. Preclearance may be given when any pending Client order is executed or withdrawn.


FIFTEEN DAY RULE

   Any Access Person (except Outside Directors and Outside Trustees) who buys or sells an applicable Covered Security within fifteen calendar days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.(2)

SEVEN DAY RULE

   Any portfolio manager or assistant portfolio manager who buys or sells an applicable Covered Security within seven calendar days before or after he or she trades in that security on behalf of a Client shall disgorge any profits realized on such transaction.

SHORT SALES

   Any Access Person who sells short a Covered Security that such person knows is held long by any Client shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 index). Client ownership of Covered Securities will be checked as part of the Preclearance process referenced above.

____________________________
(2) Personal purchases are matched only against subsequent Client purchases, and personal sales are ONLY matched against subsequent Client sales for purposes of this restriction.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS

   No Access Person (except Outside Directors and Outside Trustees) may participate in hedge funds, partnerships, investment clubs, or similar investment vehicles, unless such person does not have any direct or indirect influence or control over the trading. Covered Persons relying upon this provision will be required to file a Certification of Non-Influence and Non-Control Form with the Director of Compliance.

                   PRECLEARANCE PROCEDURES

   Preclearance must be obtained by Access Persons for all applicable transactions in Covered Securities in which such person has a Beneficial Interest. A Preclearance Form must be completed and forwarded to Compliance. Compliance will notify the person when preclearance has been approved and the trade then has four days to be executed.

GENERAL PRECLEARANCE

   General preclearance shall be obtained from an authorized person from each of the following three groups:

   - A DESIGNATED LEGAL OR COMPLIANCE REPRESENTATIVE, who will present the personal investment to the attendees of the weekly investment meeting, whereupon an opportunity will be given to orally object. An attendee of the weekly investment meeting shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known by such attendee to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate by signing the Preclearance Form. Such approval shall not be required for sales of securities not held by any Clients.

      In place of this authorization, Investment Personnel are required to obtain portfolio manager approvals as noted in the section below entitled Preclearance Requirements for Investment Personnel.

   - A DESIGNATED TRADING OPERATIONS REPRESENTATIVE, who may provide clearance if such Representative knows of no pending "buy" or "sell" order in the security on behalf of a Client and no such trades are known by such person to be under consideration.

   - The DIRECTOR OF COMPLIANCE, OR A DESIGNATED LEGAL OR COMPLIANCE REPRESENTATIVE IF THE DIRECTOR OF COMPLIANCE IS NOT AVAILABLE, who may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of Watch List or Restricted List and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

   Except for transactions in KCSI, no authorized person may preclear a transaction in which such person has a beneficial interest.

PRECLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL

   Trades by Investment Personnel may NOT be precleared by presentation at the weekly investment meeting. Instead, Investment Personnel must obtain the following portfolio management approvals. However, such approval shall not be required for sales of securities not held by any Clients:

   - TRADES IN EQUITY SECURITIES require prior written approval from all senior equity portfolio managers and either Ron Speaker or Sandy Rufenacht;

   - TRADES IN DEBT SECURITIES require prior written approval from all senior fixed income portfolio managers plus either Jim Craig or two other senior equity portfolio managers.

   A portfolio manager may not preclear his/her own transaction.

PRECLEARANCE OR COMPANY STOCK

   Officers of Janus and certain persons designated by Compliance who wish to make discretionary transactions in KCSI securities, or derivatives thereon, must preclear such transactions only with the Director of Compliance or other Designated Legal or Compliance Representative. If such persons are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, trading will generally be allowed only in the 10 business day period beginning 72 hours after KCSI files its quarterly results with the SEC (e.g., 10Q or 10K filing, NOT earnings release). To preclear the trade, the Director of Compliance or such other Representative shall discuss the transaction with Janus' General counsel or Chief Financial Officer.

PRECLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS

   Access Persons (other than Outside Directors and Outside Trustees) who wish to participate in a tender offer or stock purchase plan must preclear such trades only with the director of Compliance prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. To preclear the trade, the Director of Compliance shall consider all material factors relevant to a potential conflict of interest between the Access Person and Clients. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be precleared.

FOUR DAY EFFECTIVE PERIOD

   Clearances to trade will be in effect for only four trading days from and including the date of the last Authorized Person's signature (which may not be provided more than one day after the first Authorized Person's signature). For tender offers, stock purchase plans, exercise of company Stock and similar transactions, the date the request is submitted to the company processing the transaction will be considered the trade date for purposes of this requirement. Open orders, including stop loss orders, will generally not be allowed unless such order is expected to be completed within the four day effective period. It will be necessary to re-preclear transactions not executed within the four day effective period.

                       REPORTING TRANSACTIONS AND ACCOUNTS

ACCESS PERSONS (other than Outside Trustees) must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in brokerage or commodities accounts in which they have a Beneficial Interest. PLEASE NOTE THAT, EVEN IF SUCH PERSON DOES NOT TRADE COVERED SECURITIES IN A PARTICULAR BROKERAGE OR COMMODITIES ACCOUNT (E.G., TRADING MUTUAL FUNDS IN A SCHWAB ACCOUNT), THE REPORTING OF DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS IS STILL REQUIRED. HOWEVER, IF SUCH PERSON ONLY USES A PARTICULAR BROKERAGE ACCOUNT FOR CHECKING ACCOUNT PURPOSES, AND NOT INVESTMENT PURPOSES, THEY MAY IN-LIEU OF REPORTING DUPLICATE ACCOUNT STATEMENTS, REPORT DUPLICATE CONFIRMATIONS AND MAKE A QUARTERLY REPRESENTATION TO COMPLIANCE INDICATING THAT NO INVESTMENT TRANSACTIONS OCCURRED IN THE ACCOUNT DURING THE CALENDAR QUARTER. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

    Access Persons must notify Compliance of each reportable account at the time it is opened, and annually thereafter, including the name of the firm and the name under which the account is carried. An Account Information Form should be completed for this purpose.

    Certain transactions, such as private placements, inheritances or gifts, might not be reported through a securities account. In these instances, Access Persons must report these transactions using a Monthly Transaction Report as noted below.

    Any REGISTERED PERSON, whether or not an Access Person, must notify Compliance of each brokerage account in which they have a beneficial interest, including the name of the firm and the name under which the account is carried. An Account Information Form should be completed for this purpose. Such persons are also required to authorize Janus to request and receive directly, duplicate trade confirmations and duplicate account statements for each account. Compliance may, from time to time, request and spot check such information for all or a portion of such transactions or accounts.

-------------------------------------------------------------------------------

         REGISTERED PERSONS ARE REMINDED THAT THEY MUST ALSO INFORM
         ANY BROKERAGE FIRM WITH WHICH THEY OPEN AN ACCOUNT, AT THE TIME THE ACCOUNT IS OPENED, THAT THEY ARE REGISTERED WITH JDI. REGISTERED PERSONS, UNLESS THEY ARE ALSO ACCESS PERSONS,
         SHOULD NOT ARRANGE TO SEND DUPLICATE CONFIRMS - COMPLIANCE
         WILL ARRANGE THIS IF DESIRED.

-------------------------------------------------------------------------------

    NON-ACCESS PERSONS who engage in an aggregate of $25,000 or more of transactions in Covered Securities within a calendar year, must provide Compliance an Annual Transaction Report listing all such transactions in all accounts in which such person has a Beneficial Interest. Compliance will request this information annually and will spot check such reports.

    OUTSIDE TRUSTEES need only report a transaction in a Covered Security if such person, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that, during the fifteen-day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any Janus Fund for which such person acts as Trustee.

MONTHLY TRANSACTION REPORTS

    ACCESS PERSONS (other than Outside Trustees) must provide a Monthly Transaction Report within 10 days after any month end showing all transactions in Covered Securities for which confirmations are known by such person to not have been timely provided to Janus, and all such transactions that are not effected in securities or commodities accounts, including without limitation nonbrokered private placements, gifts, inheritances, and other transactions in Covered Securities.

    Such persons must promptly comply with any request of the Director of Compliance to provide monthly reports regardless of whether their broker has been instructed to provide duplicate confirmations. Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested confirmations where a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

    The Rules shall not apply to any account, partnership, or similar investment vehicle over which a Covered Person has no direct or indirect influence or control. Covered Persons relying upon this provision will be required to file a Certification of Non-Influence and Non-Control Form with the Director of Compliance.

    Any Account beneficially owned by a Covered Person that is managed by JCC in a discretionary capacity is not covered by these Rules so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account-holder influence or control over the account.

                         OTHER REQUIRED FORMS

    In addition to the Account Information Form, Monthly and Annual Transaction Reports, and Certification of Non-Influence and Non-Control Form discussed above, the following forms must be completed if applicable to you:

ACKNOWLEDGEMENT FORMS

    Each Covered Person must, upon commencement of services and annually thereafter, provide Compliance with an Acknowledgment Form stating that he or she has reviewed and complied with the Rules and has reported all applicable securities transactions.

INVESTMENT PERSONNEL REPRESENTATION FORM

    Investment Personnel must, upon commencement of services and annually thereafter, provide Compliance with an Investment Personnel Representation Form which lists all Covered Securities beneficially held. In addition, such persons must provide a brief description of any positions held (e.g., director, officer, other) with for-profit entities other than Janus.

OUTSIDE DIRECTOR/TRUSTEE REPRESENTATION FORM

    All Outside Directors and Outside Trustees must, upon commencement of services and annually thereafter, provide Compliance with an Outside Director/Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

-------------------------------------------------------------------------------
                     INSIDER TRADING POLICY
-------------------------------------------------------------------------------
                     BACKGROUND INFORMATION

    The term "insider trading" is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

    While the law concerning insider trading can be complex and unclear, you should assume that the law prohibits:

    - trading by an insider, while in possession of material nonpublic information,

    - trading by a non-insider, while in possession of material nonpublic information, where the information was disclosed to the non-insider (either directly or through one or more intermediaries) in violation of an insider's duty to keep it confidential,

    - communicating material nonpublic information to others in breach of a duty not to disclose such information, and

    - misappropriating confidential information for securities trading purposes, in breach of a duty owed to the source of the information to keep the information confidential.

    Trading based on material nonpublic information about an issuer does not violate this policy unless the trader (i) is an "insider" with respect to an issuer; (ii) receives the information from an insider or from someone that the trader knows received the information from an insider, either directly or indirectly, or (iii) misappropriates the nonpublic information or obtains or misuses it in breach of a duty of trust and confidence owed to the source of the information. Accordingly, trading based on material nonpublic information about an issuer can be, but is not necessarily, a violation of this Policy. Trading while in possession of material nonpublic information relating to a tender offer is prohibited under this Policy regardless of how such information was obtained.

    Application of the law of insider trading to particular transactions can be difficult, particularly if it involves a determination about trading based on material nonpublic information. You legitimately may be uncertain about the application of this Policy in particular circumstances. If you have any questions regarding the application of the Policy or you have any reason to believe that a violation of the Policy has occurred or is about to occur, you should contact the Chief Compliance Officer or the Director of Compliance.

    The following discussion is intended to help you understand the principal concepts involved in insider trading.

WHO IS AN INSIDER?

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, one or more of the Janus entities may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and/or relationship must at least imply such a duty.

WHEN IS INFORMATION NONPUBLIC?

  Information remains nonpublic until it has been made public. Information becomes public when it has been effectively communicated to the marketplace, such as by a public filing with the SEC or other governmental agency, inclusion in the Dow Jones "tape" or publication in THE WALL STREET JOURNAL or another publication of general circulation. Moreover, sufficient time must have passed so that the information has been disseminated widely.

WHAT IS MATERIAL INFORMATION?

  Trading on inside information is not a basis for liability unless the information is material. "Material information" generally means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

  Material information may also relate to the MARKET for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about THE WALL STREET JOURNAL'S "Heard on the Street" column.

WHEN IS INFORMATION MISAPPROPRIATED?

  The misappropriation theory prohibits trading on the basis of non-public information by a corporate "outsider" in breach of a duty owed not to a trading party, but to the source of confidential information. Misappropriation of information occurs when a person obtains the non-public information through deception or in breach of a duty of trust and loyalty to the source of the information.

PENALTIES FOR INSIDER TRADING

  Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

  *  civil injunctions

  *  treble damages

  *  disgorgement of profits

  *  jail sentences for up to 10 years

  *  fines up to $1,000,000 (or $2,500,000 for corporations and other entities)

  * civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

  * civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

  In addition, any violation of the law may result in serious sanctions by Janus, including termination of employment.

WHO IS A CONTROLLING PERSON?

  Included as controlling persons are Janus and its Directors, Trustees and officers. If you are a Director, Trustee or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described above.

                         PROCEDURES TO IMPLEMENT POLICY

  The following procedures have been established to aid the Directors, Trustees, officers and employees of Janus in avoiding insider trading, and to aid Janus in preventing, detecting and imposing sanctions against insider trading.

IDENTIFYING MATERIAL INSIDE INFORMATION

  Before trading for yourself or others, including the Janus Funds or other Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

  * To whom has this information been provided? Has the information been effectively communicated to the marketplace?

  * Has this information been obtained from either the issuer or from another source in breach of a duty to that source to keep the information confidential?

  * Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

  Special caution should be taken with respect to potential inside information regarding JCC. Although JCC's shares are not publicly traded, JCC's parent, KCSI, is a publicly traded company. KCSI owns 82% of the stock of JCC. As a result, potential inside information regarding JCC may affect trading in KCSI stock and should be reported pursuant to the procedures set forth below.

REPORTING INSIDE INFORMATION

  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

  * Do not purchase or sell the securities on behalf of yourself or others, including Clients.

  * Do not communicate the information inside or outside of Janus, other than to the Chief Compliance Officer or the Director of Compliance.

  * Immediately advise the Chief Compliance Officer or Director of Compliance of the nature and source of such information. The Chief Compliance Officer or Director of Compliance will review the information with the Ethics Committee.

  * Depending upon the determination made by the Ethics Committee, or by the Chief Compliance Officer until the Committee can be convened, you may be instructed to continue the prohibition against trading and communication and the Director of Compliance will place the security on a Restricted List or Watch List, as described below. Alternatively, if it is determined that the information obtained is not material nonpublic information, you may be allowed to trade and communicate the information.

WATCH AND RESTRICTED LISTS

  Whenever the Ethics Committee or the Chief Compliance Officer determines that a Director, Trustee, officer or employee of Janus is in possession of material nonpublic information with respect to a company (regardless of whether it is currently owned by any Client) such company will either be placed on a Watch List or on a Restricted List.

  WATCH LIST. If the security is placed on a Watch List, the flow of the information to other Janus personnel will be restricted in order to allow such persons to continue their ordinary investment activities. This procedure is commonly referred to as a "Chinese Wall."

  RESTRICTED LIST. If the Ethics Committee or the Chief Compliance Officer determines that material nonpublic information is in the possession of a Director, Trustee, officer, or employee of Janus and cannot be adequately isolated through the use of a Chinese Wall, the company will be placed on the Restricted List. While a company is on the Restricted List, no Investment Person shall initiate or recommend any transaction in any Client account, and no Access Person shall be precleared to transact in any account in which he or she has a beneficial interest, with respect to the securities of such company. The Ethics Committee or the Chief Compliance Officer will also have the discretion of placing a company on the Restricted List even though no "break in the Chinese Wall" has or is expected to occur with respect to the material nonpublic information about the company. Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material nonpublic information.

  The Ethics Committee or the Chief Compliance Officer will be responsible for determining whether to remove a particular company from the Watch List or Restricted List. The only persons who will have access to the Watch List or Restricted List are members of the Ethics Committee, Designated Legal or Compliance Representatives and such persons who are affected by the information. The Watch List and Restricted List are highly confidential and should, under no circumstances, be discussed with or disseminated to anyone other than the persons noted above.

PROTECTING INFORMATION

  Directors, Trustees, officers and employees of Janus shall not disclose any nonpublic information (whether or not it is material) relating to Janus or its securities transactions to any person outside Janus (unless such disclosure has been authorized by the Chief Compliance Officer). Material nonpublic information may not be communicated to anyone, including any Director, Trustee, officer or employee of Janus, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

  To insure the integrity of the Chinese Wall and to avoid unintended disclosures, it is important that all employees take the following steps with respect to confidential or nonpublic information:

  * Do not discuss confidential information in public places such as elevators, hallways or social gatherings.

  * To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area.

  * Avoid use of speakerphones in areas where unauthorized persons may overhear conversations.

  * Avoid use of wireless and cellular phones, or other means of communication which may intercepted.

  * Where appropriate, maintain the confidentiality of Client identities by using code names or numbers for confidential projects.

  * Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use.

  * Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable recordkeeping polices or requirements.

RESPONSIBILITY TO MONITOR TRANSACTIONS

  Compliance will monitor transactions of Clients and employees for which reports are received to detect the existence of any unusual trading activities with respect to companies on the Watch and Restricted Lists. Compliance will immediately report any unusual trading activity directly to the Director of Compliance, and in his or her absence, the Chief Compliance Officer, who will be responsible for determining what, if any, action should be taken.


RECORD RETENTION

  Copies of the Watch List and Restricted List shall be maintained by the Director of Compliance for a minimum of six years.


TENDER OFFERS

  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Janus employees and others subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

------------------------------------------------------------------------------
                                   GIFT POLICY
------------------------------------------------------------------------------

   Gifts may only be given (OR ACCEPTED) if they are in accordance with normally accepted business practices and do not raise any question of impropriety. A question of impropriety may be raised if a gift influences or gives the appearance of influencing the recipient. The following outlines Janus' policy on giving and receiving gifts to help us maintain those standards and is applicable to all Inside Directors and Inside Trustees, officers and employees of Janus.

                                   GIFT GIVING

   Neither you nor members of your immediate family may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships").

                                    GIFT RECEIVING

   Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

   In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers that receive such notification must report this information to the Director of Compliance if it appears that such Gifts may have improperly influenced the receiver. If the Gift is made in connection with the sale or distribution of registered investment company or variable contract securities, the aggregate fair market value of all such Gifts received by you from any single Business Relationship may never exceed $100 in any 12-month period.

   Occasionally, Janus employees are invited to attend or participate in conferences, tour a company's facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, all travel and lodging expenses provided in connection with such activities must be paid for by Janus. However, if appropriate, and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

   The solicitation of a Gift is prohibited (I.E., YOU MAY NOT REQUEST A GIFT, SUCH AS TICKETS TO A SPORTING EVENT, BE GIVEN TO YOU.)



                            CUSTOMARY BUSINESS AMENITIES

   Customary business amenities are not considered Gifts so long as such amenities are BUSINESS RELATED (E.G., IF YOU ARE ACCEPTING TICKETS TO A SPORTING EVENT, THE OFFERER MUST GO WITH YOU), reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (OR GIVE) include an occasional meal, a ticket to a sporting event or the theater, green fees, an invitation to a reception or cocktail party, or comparable entertainment.

------------------------------------------------------------------------------
                          OUTSIDE EMPLOYMENT POLICY
------------------------------------------------------------------------------

   No Inside Director, Inside Trustee, officer or employee of Janus shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with Janus unless such person has provided prompt written notice of such employment or compensation to the Chief Compliance Officer (or, for Registered Persons, to JDI's Operations Manager), and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee. Registered Persons are reminded to update and submit their Outside Business Activity Disclosure forms as appropriate pursuant to JDI's Written Supervisory Procedures and applicable NASD rules.

------------------------------------------------------------------------------
                               PENALTY GUIDELINES
------------------------------------------------------------------------------

                                   OVERVIEW

   Covered Persons who violate any of the requirements, restrictions, or prohibitions of the Rules may be subject to sanctions imposed by the Ethics Committee. The following guidelines shall be used by the Director of Compliance for recommending remedial actions for Covered Persons who violate prohibitions or disregard requirements of the Rules. Deviations from the Fifteen Day Rule are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

   Upon learning of a potential deviation or violation from the Rules, the Director of Compliance will provide a written recommendation of remedial action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendations or impose other sanctions it deems appropriate. The Ethics Committee will take into consideration, among other things, whether the violation was a technical violation of the Rules or inadvertent oversight (i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.


                                 PENALTY GUIDELINES

   Outlined below are the guidelines for the sanctions that may be imposed on Covered Persons who fail to comply with the Rules:

   - 1st violation - Compliance will send a memorandum of reprimand to the person, copying his/her supervisor. The memorandum will generally reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations and inform the person of the possible penalties for future failure to comply with the Rules;

   - 2nd violation - Janus' Chief Investment Officer, James P. Craig, will meet with the person to discuss the violations in detail and will reinforce the importance of complying with the Rules;

   - 3rd violation - Janus' Chairman of the Board, Thomas H. Bailey, will meet the person to discuss the violations in detail and will reinforce the importance of complying with the Rules;

   - 4th violation - The Executive Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments, or suspension or termination of employment or personal trading privileges.

   In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the Ethics Committee. All sanctions imposed will be documented in such person's personal trading file maintained by Janus, and will be reported to the Executive Committee.

------------------------------------------------------------------------------
                       SUPERVISORY AND COMPLIANCE PROCEDURES
------------------------------------------------------------------------------


   Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.


                                SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

   To prevent violations of the Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

1 review and update the Rules as necessary, at least once annually, including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

2 answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

3 request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Rules;

4 write letters to the securities firms requesting duplicate confirmations and account statements where necessary; and

5 with such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

         a) orienting Directors, Trustees, officers, and employees who are new to Janus to the Rules, and

         b) further educating Directors, Trustees, officers, and employees by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

   To detect violations of these Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

   - Review reports, confirmations, and statements relative to applicable restrictions, as provided under the Code;

   - Review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy;

   Spot checks of certain information are permitted as noted under the Code.

                            COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

    Upon learning of a potential deviation or violation of the Rules, the Director of Compliance should prepare a written report providing full details and a recommendation of remedial action to the Ethics Committee. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).


ANNUAL REPORTS

    The Director of Compliance should prepare at least annually a written report for the Ethics Committee. This report shall set forth the following information, and shall be confidential.

    - Copies of the Rules, as revised, including a summary of any changes made during the past year;

    - Identification of any violations requiring significant remedial action during the past year; and

    - Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus' experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

    The Ethics Committee will annually report to the Trustees with respect to any of the above items to the extent that the Janus Funds are materially affected thereby.


RECORDS

    Compliance should maintain the following records:

    - Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information. Such files shall be stored in a secure location;

    -    A copy of each preclearance;

    - A list of all persons who are, or have been, required to make reports pursuant to these Rules.


INSPECTION

    The records and reports maintained by Compliance pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.


CONFIDENTIALITY

    All procedures, reports and records monitored, prepared or maintained pursuant to these Rules shall be considered confidential and proprietary to Janus and shall be maintained and protected accordingly. Except as otherwise required by law or this Policy, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

                             THE ETHICS COMMITTEE

    The purpose of this Section is to describe the Ethics Committee. The Ethics Committee is created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.


MEMBERSHIP OF THE COMMITTEE

    The Committee consists of Steven R. Goodbarn, Vice President of Finance, Treasurer and Chief Financial Officer; Thomas A. Early, Vice President and General Counsel; Stephen L. Stieneker, Vice President of Compliance, Chief Compliance Officer and Assistant General Counsel; and Ted S. Dryden, Director of Compliance. The Director of Compliance currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time to time.


COMMITTEE MEETINGS

    The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Rules. At such time as the Director of Compliance learns of a potential violation, he or she shall report such violation to the Chief Compliance Officer, together with all documents relating to the matter. The Chief Compliance Officer shall either present the information at the next regular meeting of the Committee, or convene a special meeting.

    Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Rules.

    A Committee meeting may be attended, at the discretion of the Committee, by such other persons as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

    It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Director of Compliance with respect to the particular employee or employees whose conduct has been the subject of the meeting.


SPECIAL DISCRETION

    The Committee shall have the authority by unanimous action to exempt any person or class of persons from all or a portion of the Rules, provided that:

    - the Committee determines, on advice of counsel, that the particular application of all or a portion of the Rules is not legally required;

    - the Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) is remote;

    - the terms or conditions upon which any such exemption is granted is evidenced in a written instrument; and

    - the exempted person(s) agrees to execute and deliver to the Director of Compliance, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, include such exemptions and the terms and conditions upon which it was granted.

    The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

    Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

===============================================================================
                   GENERAL INFORMATION ABOUT THE ETHICS RULES
===============================================================================

DESIGNEES

    The Director of Compliance and the Chief Compliance Officer may appoint designees to carry out their functions pursuant to these Rules.


ENFORCEMENT

    In addition to the penalties described in the Penalty Guidelines and elsewhere in the Rules, upon discovering a violation of the Rules, the Janus entity with which you are associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Directors and Trustees and the directors of any other Janus entity which has been directly affected by the violation.


INTERNAL USE

    The Rules are intended solely for internal use by Janus and do not constitute an admission, by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's relationship with Janus.

===============================================================================
                                FORMS
===============================================================================

    Attached are blank forms for use in complying with the Rules. These forms may be revised from time to time, as the Ethics Committee shall determine. Please contact Compliance if you need additional forms or if you have any questions.

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